UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2025

Altus Power, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39798	85-3448396
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Atlantic Street, 6th Floor

Stamford, CT 06902

(Address of principal executive offices and zip code)

(203) 698-0090

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.0001	AMPS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 9, 2025, Altus Power, Inc., a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated February 5, 2025, by and among the Company, Avenger Parent, Inc., a Delaware corporation (“Parent”), and Avenger Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent.

As of March 11, 2025, the record date for the determination of stockholders entitled to vote at the Special Meeting, there were 160,420,894 shares of the Company’s Class A common stock outstanding and entitled to vote, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 134,947,775 shares of the Company’s Class A common stock, representing approximately 84.12% of the shares outstanding and entitled to vote, were present by remote communication or represented by proxy, constituting a quorum for the transaction of business at the Special Meeting.

At the Special Meeting, the Company stockholders considered two proposals, each of which is described in more detail in a definitive proxy statement filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on March 13, 2025 and the supplemental disclosure to the proxy statement filed by the Company with the SEC on April 2, 2025. The final results regarding each proposal are set forth below.

Proposal No. 1 - To adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger Proposal”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
134,893,456	33,263	21,056	—

The Merger Proposal was approved by the requisite vote of the Company stockholders.

Proposal No. 2 - To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
132,800,236	2,138,935	8,604	—

The Adjournment Proposal was approved by the requisite vote of the Company stockholders.

Adjournment of the Special Meeting was deemed not necessary or appropriate and therefore the meeting was not adjourned to another date.

Item 8.01	Other Events

On April 9, 2025, the Company issued a press release announcing the results of the Special Meeting. A copy of this press release is attached hereto as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit No.	Description

99.1	Press release, dated April 9, 2025, issued by Altus Power, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS POWER, INC.

Date: April 9, 2025	By:	/s/ Gregg J. Felton
Name: Gregg J. Felton
Title: Chief Executive Officer and Director